Exhibit 5.1

July 9, 2015

Crescent Point Energy Corp.
Suite 2000
585-8th Avenue S.W.
Calgary, Alberta
T2P 1G1

Crescent Point Energy Corp. – Registration Statement on Form F-3

Dear Ladies and Gentlemen:

We have acted as Canadian counsel to Crescent Point Energy Corp. (the Corporation) in connection with the registration, on Form F-3 (the Registration Statement) under the United States Securities Act of 1933, as amended, of 200,000 common shares in the capital of the Corporation (the Common Shares) issuable pursuant to the Corporation’s Share Dividend Plan (the Plan).

We have examined all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary, and have considered such questions of law as we have considered relevant and necessary in order to give the opinions set forth herein. As to various questions of fact material to such opinions which were not independently established, we have relied upon certificates of public officials and of an officer of the Corporation. In reviewing the foregoing documents, we have assumed the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, notarial, true copies or reproductions.

We are qualified to practice law in the Province of Alberta and this opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Based upon, and subject to, the qualifications expressed, we are of the opinion that:

1	200,000 Common Shares, if as and when issued in accordance with the terms and conditions of the Plan, will be issued as fully paid and non-assessable Common Shares; and

2
the summary set forth in the Registration Statement under the caption “Income Tax Considerations Relating to the Plan – Certain Canadian Federal Income Tax Considerations” is a fair and accurate summary of the principal Canadian federal income tax considerations generally applicable to a participant in the Plan.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the captions “Enforceability of Certain Civil Liabilities” and “Legal Matters”.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP